Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED MAY 1, 2015

TO THE PROSPECTUS, DATED APRIL 27, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from April 1, 2015 to April 30, 2015.

The following table sets forth our NAV per Common Share for each business day in April commencing on April 1, 2015.

Date	NAV per Common Share
April 1, 2015	$12.51
April 2, 2015	$12.51
April 6, 2015	$12.51
April 7, 2015	$12.51
April 8, 2015	$12.51
April 9, 2015	$12.51
April 10, 2015	$12.51
April 13, 2015	$12.51
April 14, 2015	$12.51
April 15, 2015	$12.51
April 16, 2015	$12.51
April 17, 2015	$12.51
April 20, 2015	$12.51
April 21, 2015	$12.51
April 22, 2015	$12.51
April 23, 2015	$12.51
April 24, 2015	$12.51
April 27, 2015	$12.51
April 28, 2015	$12.51
April 29, 2015	$12.51
April 30, 2015	$12.51

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.